CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





The Board of Directors
Cybersia Capital Corp.




           We consent to the use in this Registration Statement on Form SB-2 of our report included herein dated March 25, 2001, relating to the consolidated financial statements of Cybersia Capital Corp. formerly, Business Advantage No. 3, Inc.



/s/ Kempisty & Company CPA's, P.C.
----------------------------------
Kempisty & Company
Certified Public Accountants, P.C.
New York, New York
April 17, 2002


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